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                                  Exhibit 5.1



                              BUCHANAN INGERSOLL
                              ------------------
                           PROFESSIONAL CORPORATION

                                   Attorneys
                                                    One Oxford Centre
                                                    301 Grant Street, 20th Floor
                                                    Pittsburgh, PA 15219-1410
                               December 14, 1998
                                                    Telephone:  412-562-8800
                                                    Fax:  412-562-1041

Pitt-Des Moines, Inc.
10200 Grogan's Mill Road, Suite 300
The Woodlands, TX  77380

Ladies and Gentlemen:

     We have acted as counsel to Pitt-Des Moines, Inc., a Pennsylvania corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, no par value (the "Common Stock"), of the Company reserved for issuance pursuant to the Pitt-Des Moines, Inc. Long Term Incentive Stock Plan of 1997 (the "Plan"). In such capacity, we have examined the following:

     1.   The By-Laws and Articles of Incorporation of the Company;

     2. The Registration Statement on Form S-8 with respect to the Plan (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act;

     3. Proceedings of the Board of Directors of the Company relating to the issuance of shares of the Common Stock under the Plan and the authorization, execution and filing of the Registration Statement; and

     4. Such other documents, certificates, records, statutes and decisions as we considered necessary to express the opinion contained herein.

     Based upon the foregoing, we are of the opinion that the Common Stock to be issued pursuant to the Plan, when and to the extent issued by the Company in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to be named in the Registration Statement, and in the Prospectus in respect thereof, as counsel which has passed upon the legality of the shares of the Common Stock to be issued pursuant to the Plan. We further consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                            BUCHANAN INGERSOLL
                                            PROFESSIONAL CORPORATION



                                            By:  /s/ Ronald Basso
                                               -------------------